Exhibit 3.67

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

SOCIÉTÉ DE PLACEMENTS KINGSEY FALLS INC. /

KINGSEY FALLS INVESTMENTS INC.	425272-1

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

August 5, 2004 / le 5 août 2004

Director - Directeur	Date of Incorporation - Date de constitution

Canada

Industry Canada Canada Business Corporation Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULAIRE I STATUTS CONSTITUTIFS (ARTICLE 6)

	1. Name of the Corporation	Dénomination sociale de la société
SOCIÉTÉ DE PLACEMENTS KINGSEY FALLS INC./KINGSEY FALLS INVESTMENTS INC.

	2. The province or territory in Canada where the registered office is situated.	La province ou le territoire au Canada où est situé le siége social
Province de Québec

	3. The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et le nombre maximal d’actions que la société est autorisée à émettre

Voir l’annexe A laquelle fait partie intégrante des présentes

	4. Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

Voir l’annexe B laquelle fait partie intégrante des présentes

	5. Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum: 1 Maximum: 10

	6. Restrictions, if any, on the business the corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu

S/O

	7. Other provisions, if any	Autres dispositions, s’il y a lieu

Voir l’annexe C laquelle fait partie intégrante des présentes

8. Incorporators – Fondateurs
Name(s) – Nom(s)	Address (including postal code) Adresse (inclure le code postal)	Signature	Tel. No. - No de tél.
Christian Dubé	17, Cours du Fleuve	/s/ Christian Dubé	819-363-5100
Verdun, Québec H3E 1X1

FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTÈRE SEULEMENT
425272-1	AUG 05 2004

Canada

Industry Canada Canada Business Corporation Act	Industrie Canada Loi canadienne sur les société par actions	FORM 1 ARTICLES OF INCORPORATION SECTION 6	FORMULAIRE I STATUTS CONSTITUTIES (ARTICLE 6)

1. Name of the Corporation			Dénomination sociale de la société
SOCIÉTÉ DE PLACEMENTS KINGSEY FALLS INC./KINGSEY FALLS INVESTMENTS INC.

2. The province or territory in Canada where the registered office is situated.			La province ou le territaire au Canada au est situé ke siége sicuak

SCHEDULE A

pertaining to

SHARE CAPITAL

The share capital of the Corporation is unlimited and consists of nine (9) classes of shares, to which the following rights, privileges, restrictions and conditions attach; some of which may be exercised according to the procedure which follows:

PART I -  RIGHTS ATTACHING TO SHARES

A.            CLASS “A” COMMON SHARES:  The number of Class “A” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “A” shares are subject to the following rights, privileges, restrictions and conditions:

(1)           Dividends and participation.  Subject to the rights and privileges attaching to other classes of shares, the holders of Class “A” shares are entitled, at par with holders of Class “B” shares, in proportion to the number of shares held by each, to:

(a)           share in the property, profits and surplus assets of the Corporation, and in this respect, to receive any dividend declared by the Corporation, the amount of which, as well as the date, the time and the terms or manner of payment of which shall be at the discretion of the Board of Directors; and

(b)           share the remaining property of the Corporation upon dissolution, upon voluntary or involuntary winding-up or liquidation or upon any other distribution of the property or assets of the Corporation.

(2)           Limitation.  In addition to the conditions set out in section 42 and in subsections 34(2) and 35(3) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, respectively, the Corporation may not pay any dividend with respect to the Class “A” shares nor purchase by mutual consent or otherwise acquire any of such shares if, by so doing, the Corporation cannot legally proceed with the redemption or the payment of the redemption price for the Class “E”, “F” and “G” shares.

(3)           Right to Vote.  The holders of Class “A” shares are entitled to receive notice of any meeting of the shareholders of the Corporation, to attend such meeting and to vote thereat; except at meetings where the right to vote is restricted to holders of another class of shares and each Class “A” share confers one (1) vote to the holder thereof.

B.            CLASS “B” COMMON SHARES:  The number of Class “B” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “B” shares are subject to the following rights, privileges, restrictions and conditions.

(1)           Dividends and participation.  Subject to the rights and privileges attaching to other classes of shares, the holders of Class “B” shares are entitled, at par with holders of Class “A” shares, in proportion to the number of shares held by each, to:

(a)           share in the property, profits and surplus assets of the Corporation, and, in this respect, to receive any dividend declared by the Corporation, the amount of which, as well as the date, the time and the terms or manner of payment of which shall be at the discretion of the Board of Directors; and

(b)           share the remaining property of the Corporation upon dissolution, upon voluntary or involuntary winding-up or liquidation or upon any other distribution of the property or assets of the Corporation.

(2)           Limitation.  In addition to the conditions set out in section 42 and in subsections 34(2) and 35(3) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, respectively, the Corporation may not pay any dividend with respect to the Class “B” shares nor purchase by mutual consent or otherwise acquire any of such shares if, by so doing, the Corporation cannot legally proceed with the redemption or the payment of the redemption price for the Class “E”, “F” and “G” shares

(3)           No right to vote.  Subject to the provisions of the Canada Business Corporations Act, the holders of Class “B” shares are not entitled as Class “B” shareholders only, to receive notice of any meeting of the shareholders of the Corporation, not to attend such meeting nor to vote thereat.

C.            CLASS “C” PREFERRED SHARES:  The number of Class “C” shares is unlimited and the consideration added to the stated capital account of these shares, is also unlimited.  The Class “C” shares are subject to the following rights, privileges, restrictions and conditions.

(1)           No right to dividends or participation.  The holders of Class “C” shares do not share in the property, profits and surplus assets of the Corporation and are not entitled, as Class “C” shareholders only, to any dividend declared by the Corporation.

(2)           Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to its shareholders, each holder of Class “C” shares shall be entitled, prior to the holders of Class “A”, “B”, “D”, “H” and “I”, but subsequent to the holders of Class “E”, “F” and “G” shares, to repayment of the amount added, in respect of these shares, to the stated capital account of the Class “C” shares.

Insufficient assets

If the assets of the Corporation are insufficient to pay the holders of the Class “C” shares the entire amount to which they are entitled in accordance with the above, the amount available shall be divided among them in proportion to the number of Class “C” shares which they hold.

(3)           Limitation.  In addition to the conditions set out in section 42 and in subsections 34(2) and 35(3) of the Canada Business Corporations Act, respectively, the Corporation may not purchase any Class “C” shares by mutual consent; nor redeem such shares in accordance with the present articles, a shareholders agreement or any other contract, if, by so doing, the Corporation cannot legally proceed with the redemption or the payment of the redemption price of the Class “E”, “F” and “G” shares.

(4)           Right to vote.  The holders of Class “C” shares are entitled to receive notice of any meeting of the shareholders of the Corporation, to attend such meeting and to vote thereat, except at meetings where the right to vote is restricted to the holders of another class of shares, and each Class “C” share confers one (1) vote unto each holder thereof.

(5)           Redemption of shares upon death of the holder.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, the Corporation shall redeem all Class “C” shares held by a shareholder at the time of his or her death, upon receipt of the certificate or certificates representing the shares which are to be redeemed in accordance with the procedure indicated in section (A) of Part II below.  The redemption price shall be equal to the amount added, in respect of these shares, to the stated capital account of the Class “C” shares.  The redemption shall apply as well to shares held, on behalf of the deceased shareholder, by a trustee, by an agent or bailee or by a mandatory-depositary, to the extent that the deceased is the shareholder and not the trustee, the agent or bailee or mandatary depositary.

(6)           Right to purchase shares by mutual consent.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase by mutual consent and at the best possible price, all or part of the issued and outstanding Class “C” shares.

D.            CLASS “D” PREFERRED SHARES:  The number of Class “D” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “D” shares are subject to the following rights, privileges, restrictions and conditions:

(1)           Dividends.  In the event of the death of a holder of Class “D” shares, each of the other holders of Class “D” shares whose shares remain issued and outstanding after the redemption of the Class “D” shares held by the deceased, as provided for in the section herein entitled Redemption of shares upon death of the holder, shall be entitled to receive a dividend immediately following the redemption, in preference to the holders of all other classes of shares.  Provided that such dividend is declared by the Board of Directors of the Corporation, it will be distributed in proportion to the number of Class “D” shares held by each of the holders of the issued and outstanding Class “D” shares when such dividend is declared.  The amount of the dividend shall not exceed the total amount required by all the holders of issued and outstanding Class “D” shares to pay the purchase price of all shares of all classes held by the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the deceased shareholder.  This dividend shall only consist of the proceeds received or receivable by the Corporation from any insurance policy payable upon the death of the deceased.

The Board of Directors of the Corporation, when declaring the dividend mentioned in the preceding paragraph, shall be assured that such declaration is in accordance with all the choices required pursuant to the Income Tax Act (R.S.C. 1970-71-72, c. 63) and the Taxation Act (Quebec) (R.S.Q., c.1-3,) so that such dividend shall be considered as a capital dividend pursuant to the preceding laws and this, up to the amount of the increase in the capital dividend account of the Corporation resulting from the receipt by the Corporation of the product of any insurance held by the Corporation on the life of the deceased.

Reserve fund

The Corporation may create a reserve fund of an amount equal to that referred to in the preceding paragraph, and such reserve fund shall only be distributed to the holders of Class “D” shares which remain issued and outstanding after the redemption of the Class “D” shares referred to in the section below entitled Redemption of shares upon death of the holder.

(2)           Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to its shareholders, each holder of Class “D” shares shall be entitled, prior to the holders of Class “A”, “B”, “H” and “I” shares, but subsequent to the holders of Class “C”, “E”, “F” and “G”, shares, to repayment of the amount added, in respect of these shares, to the stated capital account of the Class “D” shares to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “D” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class “D” shares the entire amount to which they are entitled in accordance with the above, the amount available shall be divided among them in proportion to the number of Class “D” shares which they hold.

(3)           No right to additional participation.  The Class “D” shares do not confer any other right to share in the property, the profits or the surplus assets of the Corporation.

(4)           No right to vote.  Subject to the provisions of the Canada Business Corporations Act, the holders of Class “D” shares are not entitled, as Class “D” shareholders only, to vote at meetings of the shareholders of the Corporation, nor to attend same nor to receive notice thereof.

(5)           Redemption of shares upon death of the holder.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, the Corporation shall redeem all Class “D” shares held by a shareholder at the time of his or her death, upon receipt of the certificate or certificates representing the shares which are to be redeemed, in accordance with the procedure indicated in section (A) of Part II below.  The redemption price shall be equal to the amount added, in respect of these shares, to the stated capital account of the Class “D” shares.  The redemption shall apply as well to shares held, on behalf of the deceased shareholder, by a trustee, by an agent or bailee or by a mandatory-depositary, to the extent that the deceased is the shareholder and not the trustee, the agent or bailee or the mandatary depositary.

(6)           Right to purchase shares by mutual consent.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, may purchase by mutual consent and at the best possible price, all or part of the issued and outstanding Class “D” shares.

E.             CLASS “E” PREFERRED SHARES:  The number of Class “E” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “E” shares are subject to the following rights, privileges, restrictions and conditions

(1)           Dividends.  When the Corporation declares dividends, each holder of Class “E” shares shall be entitled to receive, to the extent of the dividends declared, prior to the holders of all other classes of shares, and from the funds declared for the payment of dividends, a monthly, preferential and non-cumulative dividend of a maximum of one per cent (1%) per month, computed on the basis of the “retraction value” of the Class “E” shares, as defined in subsection (5) below.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)           Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to its shareholders, each holder of Class “E” shares shall be entitled, at par with the holders of Class “F” and “G” shares, but prior to the holders of all other classes of shares, to payment of the “retraction value” of the Class “E” shares, as defined in subsection (5) below, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “E” shares.

Insufficient assets

If the assets of the Corporation are insufficient to pay the holders of Class “E” shares the entire amount to which they are entitled in accordance with the above, the amount available shall be divided concurrently and proportionally between the shareholders of Class “E”, “F” and “G” shares.

(3)           No right to additional share in profits.  The Class “E” shares do not confer any other right to share in the property, the profits or the surplus assets of the Corporation.

(4)           No right to vote.  Subject to the provisions of the Canada Business Corporations Act, the holders of Class “E” shares are not entitled, as Class “E” shareholders only, to vote at meetings of the shareholders of the Corporation, nor to attend same nor to receive notice thereof.

(5)           Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class “E” shares, at his or her discretion, is entitled, upon written notice, at any time, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to their “retraction value”, to which amount shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “E” shares.  The retraction shall be made in accordance with the procedure indicated in section (B) of Part II below.

(a)           Retraction value

The “retraction value” is the amount added, in respect of these shares, to the stated capital account of the Class “E” shares, in addition to a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time of the issue of these Class “E” shares exceeds the total of:

(i)            the amount added, in respect of these shares, to the stated capital account of the Class “E” shares; and

(ii)           the fair market value of any property, other than a Class “E” share, given by the Corporation as payment for this consideration.

(b)           Determination of the fair market value of the consideration

When the Class “E” shares are issued, the Corporation and each subscriber of Class “E” shares shall determine jointly and in good faith, by a fair and reasonable method, the fair market value of each of the properties included in the consideration received by the Corporation.

(c)           Adjustment of the premium in the event of a contestation by the Revenue Department

In the event of a disagreement by the Minister of National Revenue or by the Ministère du Revenu du Québec, or by both, as to the fair market value of one or more of the properties included in the consideration received by the Corporation at the time of the issue of the Class “E” shares, the evaluation by the Department in question shall prevail.  The amount of the premium relating to the retraction of the Class “E” shares shall be adjusted accordingly, provided the Department in question permitted the Corporation and each holder of Class “E” shares, or, in the event of a retraction of all the shares, the Corporation and each former holder of Class “E” shares, the opportunity of contesting the departmental evaluation before the Department or before the courts.  Where the federal evaluation differs from the provincial evaluation, the lesser of the evaluations made in an uncontested assessment or in a final court decision, as the case may be, shall be retained.

(6)           Right to purchase shares by mutual consent.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation may purchase by mutual consent and at the best possible price, all or part of the issued and outstanding Class “E” shares at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares.

F.             CLASS “F” PREFERRED SHARES:  The number of Class “F” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “F” shares are subject to the following rights, privileges, restrictions and conditions:

(1)           Dividends.  When the Corporation declares dividends, each holder of Class “F” shares is entitled to receive, to the extent of the dividends declared, prior to the holders of Class “A”, “B”, “G”, “H” and “l” shares, but subsequent to the holders of Class “E” shares, and from the funds declared for the payment of dividends, a monthly, preferential and non-cumulative dividend of a maximum of one per cent (1%) per month, computed on the basis of the “retraction value” of the Class “F” shares, as defined in subsection (5) below.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)           Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to its shareholders, each holder of Class “F” shares shall be entitled, at par with the holders of Class “E” and “G” shares, but prior to the holders of all other classes of shares, to payment of the “retraction value” of the Class “F” shares, as defined in subsection (5) below, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “F” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class “F” shares the entire amount to which they are entitled in accordance with the above, the amount available shall be shared concurrently and proportionally between shareholders of Class “E”, “F” and “G” shares.

(3)           No right to additional participation.  The Class “F” shares do not confer any other right to share in the property, the profits or the surplus assets of the Corporation.

(4)           No right to vote.  Subject to the provisions of the Canada Business Corporations Act, the holders of Class “F” shares are not entitled, as Class “F” shareholders only, to vote at meetings of the shareholders of the Corporation, nor to attend same nor to receive notice thereof.

(5)           Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class “F” shares, at his or her discretion, is entitled, upon written notice, at any time, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to their “retraction value”, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “F” shares.  The retraction shall be made in accordance with the procedure indicated in section (B) of Part II below.

(a)           Retraction value

The “retraction value” is the amount added, in respect of these shares, to the stated capital account of the Class “F” shares, in addition to a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time of the issue of these Class “F” shares exceeds the total of:

(i)            the amount added, in respect of these shares, to the stated capital account of the Class “F” shares; and

(ii)           the fair market value of any property, other than a Class “F” share, given by the Corporation as payment for this consideration.

(b)           Determination of the fair market value of the consideration

When the Class “F” shares are issued, the Corporation and each subscriber of Class “F” shares, shall determine jointly and in good faith, by a fair and reasonable method, the fair market value of each of the properties included in the consideration received by the Corporation.

(c)           Adjustment of the premium in the event of a contestation by the Revenue Department

In the event of a disagreement by the Minister of National Revenue or by the Ministère du Revenu du Québec, or by both, as to the fair market value of one or more of the properties included in the consideration received by the Corporation at the time of the issue of the Class “F” shares, the evaluation by the Department in question shall prevail.  The amount of the premium relating to the retraction of the Class “F” shares shall be adjusted accordingly, provided the Department in question permitted the Corporation and each holder of Class “F” shares, or, in the event of a retraction of all the shares, the Corporation and each former holder of Class “F” shares, the opportunity of contesting the departmental evaluation before the Department or before the courts.  Where the federal evaluation differs from the provincial evaluation, the lesser of the evaluations made in an uncontested assessment or in a final court decision, as the case may be, shall be retained.

(6)           Right to purchase shares by mutual consent.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation may purchase by mutual consent and at the best possible price, all or part of the issued and outstanding Class “F” shares at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares.

G.            CLASS “G” PREFERRED SHARES:  The number of Class “G” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “G” shares are subject to the following rights, privileges, restrictions and conditions:

(1)           Dividends.  When the Corporation declares dividends, each holder of Class “G” shares is entitled to receive, to the extent of the dividends declared, prior to the holders of Class “A”, “B”, “H” and “I” shares, but subsequent to the holders of Class “E” and “F” shares, and from the funds declared for the payment of dividends, an annual, preferential and non-cumulative dividend of a amount not exceeding the prime lending rate of the banking or financial institution of the Corporation on the date of declaration of the dividend plus one per cent (1%), computed on the basis of the “retraction value” of the Class “G” shares, as defined in subsection (5) below.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)           Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to its shareholders, each holder of Class “G” shares shall be entitled, at par with the holders of Class “E” and “F” shares, but prior to the holders of all other classes of shares, to payment of the “retraction value” of the Class “G” shares, as defined in subsection (5) below, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “G” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class “G” shares the entire amount to which they are entitled in accordance with the above, the amount available shall be divided concurrently and proportionally between holders of Class “E”, “F” and “G” shares.

(3)           No right to additional participation.  The Class “G” shares do not confer any other right to share in the property, the profits or the surplus assets of the Corporation.

(4)           No right to vote.  Subject to the provisions of the Canada Business Corporations Act, the holders of Class “G” shares are not entitled, as Class “G” shareholders only, to vote at meetings of the shareholders of the Corporation, nor to attend same nor to receive notice thereof.

(5)           Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class “G” shares, at his or her discretion, is entitled, upon written notice, at any time, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to their “retraction value”, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “G” shares.  The retraction shall be made in accordance with the procedure indicated in section (B) of Part II below.

(a)           Retraction value

The “retraction value” is the amount added, in respect of those shares, to the stated capital account of the Class “G” shares, in addition to a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time of the issue of these Class “G” shares exceeds the total of:

(i)            the amount added, in respect of these shares, to the stated capital account of the Class “G” shares; and

(ii)           the fair market value of any property, other than a Class “G” share, given by the Corporation as payment for this consideration.

(b)           Determination of the fair market value of the consideration

When the Class “G” shares are issued, the Corporation and each subscriber of Class “G” shares shall determine jointly and in good faith, by a fair and reasonable method, the fair market value of each of the properties included in the consideration received by the Corporation.

(c)           Adjustment of the premium in the event of a contestation by the Revenue Department

In the event of a disagreement by the Minister of National Revenue or by the Ministère du Revenu du Québec, or by both, as to the fair market value of one or more of the properties included in the consideration received by the Corporation at the time of the issue of the Class “G” shares, the evaluation by the Department in question shall prevail.  The amount of the premium relating to the retraction of the Class “G” shares shall be adjusted accordingly, provided the Department in question permitted the Corporation and each holder of Class “G” shares, or, in the event of a retraction of all the shares, the Corporation and each former holder of Class “G” shares, the opportunity of contesting the departmental evaluation before the Department or before the courts.  Where the federal evaluation differs from the provincial evaluation, the lesser of the evaluations made in an uncontested assessment or in a final court decision, as the case may be, shall be retained.

(6)           Right to purchase shares by mutual consent.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation may purchase by mutual consent and at the best possible price, all or part of the issued and outstanding Class “G” shares at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares.

H.            CLASS “H” PREFERRED SHARES:  The number of Class “H” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “H” shares are subject to the following rights, privileges, restrictions and conditions:

(1)           Dividends.  When the Corporation declares dividends, each holder of Class “H” shares is entitled to receive, to the extent of the dividends declared, prior to the holders of Class “A”, “B” and “I” shares, but subsequent to the holders of Class “E”, “F” and “G” shares, and from the funds declared for the payment of dividends, an annual, preferential and non-cumulative dividend of a maximum of eight percent (8%) per year, computed on the basis of the amount added, in respect of these shares, to the stated capital account of the Class “H” shares.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)           Repayment.  If, for any reason, and, in particular, in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to its shareholders, each holder of Class “H” shares shall be entitled, prior to the holders of Class “A”, “B” and “I” shares, but subsequent to the holders of Class “C”, “D”, “E”, “F” and “G” shares, to repayment of the amount added, in respect of these shares, to the stated capital account of the Class “H” shares, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “H” shares.

Insufficient assets

If the assets of the Corporation are insufficient to pay to the holders of Class “H” shares the entire amount to which they are entitled in accordance with the above, the amount available shall be divided among them in proportion to the number of Class “H” shares which they hold.

(3)           Limitation.  In addition to the conditions set out in section 42 and in subsections 34(2) and 35(3) of the Canada Business Corporations Act, respectively, the Corporation may not pay any dividend with respect to the Class “H” shares; nor purchase any of these shares by mutual consent; nor redeem such shares in accordance with the present articles, a shareholders agreement or any other contract, if by so doing, the Corporation cannot legally proceed with the redemption or the payment of the redemption price for the Class “E”, “F” and “G” shares.

(4)           No right to additional participation.  The Class “H” shares do not confer any other right to share in the property, the profits or the surplus assets of the Corporation.

(5)           No right to vote.  Subject to the provisions of the Canada Business Corporations Act, the holders of Class “H” shares are not entitled, as Class “H” shareholders only, to vote at meetings of the shareholders of the Corporation, nor to attend same nor to receive notice thereof.

(6)           Holder’s right to retract shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, each holder of Class “H” shares, at his or her discretion, is entitled, upon written notice, at any time, to retract, and to require the Corporation to redeem, all or part of his or her shares, at a price equal to the amount added, in respect of these shares, to the stated capital account of the Class “H” shares, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “H” shares.  The retraction shall be made in accordance with the procedure indicated in section (B) of Part II below.

(7)           Right to purchase shares by mutual consent.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation may purchase by mutual consent and at the best possible price, all or part of the issued and outstanding Class “H” shares at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares.

I.              CLASS “I” PREFERRED SHARES:  The number of Class “I” shares is unlimited and the consideration, added to the stated capital account of these shares, is also unlimited.  The Class “I” shares are subject to the following rights, privileges, restrictions and conditions:

(1)           Dividends.  When the Corporation declares dividends, each holder of Class “I” shares is entitled to receive, to the extent of the dividends declared, prior to the holders of Class “A” and “B” shares, but subsequent to the holders of Class “E”, “F”, “G” and “H” shares, and from the funds declared for the payment of dividends, an annual, preferential and non-cumulative dividend of a maximum of eight percent (8%) per year, computed on the basis of the amount added, in respect of these shares to the stated capital account of the Class “I” shares.  It shall be incumbent on the directors to determine the date, the time and the terms or manner of payment thereof.

(2)           Repayment.  If, for any reason, and, in particular in the event of a dissolution or of a voluntary or involuntary winding-up or liquidation, there is a distribution, in whole or in part, of the property or assets of the Corporation to its shareholders, each holder of Class “I” shares shall be entitled, prior to the holders of Class “A” and “B” shares, but subsequent to the holders of Class “C”, “D”, “E”, “F”, “G” and “H” shares, to repayment of the amount added, in respect of these shares, to the stated capital account of the Class “I” shares, to which it shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “I” shares.

Insufficient assets

If the assets of the Corporation are insufficient in order to pay to the holders of Class “I” shares the entire amount to which they are entitled in accordance with the above, the amount available shall be divided among them in proportion to the number of Class “I” shares which they hold.

(3)           Limitation.  In addition to the conditions set out in section 42 and in subsections 34(2) and 35(3) of the Canada Business Corporation Act, respectively, the Corporation may not pay any dividend with respect to the Class “I” shares; nor purchase any of these shares by mutual consent; nor redeem such shares in accordance with the present articles, a shareholders agreement or any other contract, if, by so doing, the Corporation cannot legally proceed with the redemption or the payment of the redemption price for the Class “E”, “F” and “G” shares.

(4)           No right to additional participation.  The Class “I” shares do not confer any other right to share in the property, the profits or the surplus assets of the Corporation.

(5)           No right to vote.  Subject to the provisions of the Canada Business Corporations Act, the holders of Class “I” shares are not entitled, as Class “I” shareholders only, to vote at meetings of the shareholders of the Corporation, nor to attend same nor to receive notice thereof.

(6)           Right of Corporation to unilaterally redeem shares.  Subject to the provisions of subsection 36(2) of the Canada Business Corporations Act, the Corporation, at any time and at its discretion, upon at least thirty (30) days written notice, is entitled to unilaterally redeem all or part of the Class “I” shares, at a price equal to the amount added, in respect of these shares, to the stated capital account of the Class “I” shares, to which shall be added, if such is the case, the amount of any declared but unpaid dividends with respect to the Class “I” shares.  The redemption shall be made in accordance with the procedure indicated in section (C) of Part II below.

(7)           Right to purchase shares by mutual consent.  Subject to the provisions of subsections 34(2) and 35(3) of the Canada Business Corporations Act, the Corporation may, at any time, if it deems it advisable to do so, without notice and without regard to the other classes of shares, purchase by mutual consent and at the best possible price, all or part of the issued and outstanding Class “I” shares.

PART II -  EXERCISE OF CERTAIN RIGHTS

A.            REDEMPTION OF SHARES UPON DEATH OF THE HOLDER

(1)           Redemption procedure.  The Corporation shall redeem the Class “C” or “D” shares held by a shareholder at the time of his or her death, upon receipt of the certificate or certificates representing the Class “C” or “D” shares which are to be redeemed, without regard to the other classes of shares, and, provided it may legally do so, the Corporation shall pay to the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the deceased shareholder, within thirty (30) days from the date of death, a price equal to the amount added, in respect of these shares, to the stated capital account of the Class “C” or “D” shares.

(2)           Late payment.  If the provisions of subsection 36(2) of the Canada Business Corporations Act prevent it from paying the full redemption price to the heirs, legatees, liquidators or testamentary executors, transferees, mandataries or agents, legal representatives, successors, assigns or rightful claimants of the deceased shareholder within the time specified above, the Corporation shall make a partial payment of the redemption price within the thirty (30) day time limit, to the extent that it may legally do so, and it shall pay any unpaid balance as soon as it shall be legally able to do so.

(3)           Adjustment of the stated capital account.  The Class “C” or “D” shares so redeemed upon death of the shareholder shall automatically be cancelled on the date of their redemption and the Corporation shall reduce the stated capital account maintained for the Class “C” or “D” shares accordingly, pursuant to the Canada Business Corporations Act.

B.            HOLDER’S RIGHT TO RETRACT SHARES

(1)           Retraction procedure.  Any holder of Class “E”, “F”, “G” or “H” shares who wishes to exercise his or her right to retract such shares shall deliver to the Registered Office of the Corporation or to the office of its transfer agent a written notice indicating the number of shares of each class which shall be redeemed by the Corporation as well as the date on which he or she wishes the retraction to take place.  This notice shall be accompanied by the certificate or certificates representing the shares which are being retracted and shall be signed by the person registered in the Corporate Records Book as being the holder of these shares or by his or her duly authorized representative.  Upon receipt of this notice and of the certificate or certificates representing the shares which are being retracted, and without regard to the other classes of shares, the Corporation shall proceed to redeem the shares and shall have thirty (30) days from the date of retraction to pay to the shareholder, or, in the event of a retraction of all of the shares, to the former shareholder, the retraction price of his or her shares.

(2)           Late payment.  If the provisions of subsection 36(2) of the Canada Business Corporations Act prevent it from paying the full retraction price to a shareholder or to a former shareholder within the time specified above, the Corporation shall make a partial payment of the retraction price within the thirty (30) day time limit, to the extent that it may legally do so, and it shall pay any unpaid balance as soon as it shall be legally able to do so.

(3)           Partial retraction.  If only a part of the shareholder’s issued and outstanding Class “E”, “F”, “G” or “H” shares is being retracted, the Corporation shall, without charge, issue to the shareholder in question a new certificate representing his or her shares of each class which have not been retracted.

Adjustment of the stated capital account.  The Class “E”, “F”, “G” or “H” shares, as the case may be, so retracted by the shareholder shall automatically be cancelled at the date of their retraction and the Corporation shall reduce the stated capital account of the shares of the appropriate class accordingly, pursuant to the Canada Business Corporations Act.

C.            RIGHT OF CORPORATION TO UNILATERALLY REDEEM SHARES

(1)           Redemption procedure.  If the Corporation wishes to redeem Class “I” shares, it shall, at least thirty (30) days prior to the date scheduled for such redemption, provide notice in writing of its intention to all holders of Class ”l” shares, who are registered in the Corporate Records Book on the day when the notice is sent.  Such notice shall be sent by registered or certified mail to each shareholder so registered at his or her latest address indicated in the Corporate Records Book.  The accidental failure or involuntary omission to give such notice to any shareholder shall not affect the validity of the redemption with respect to the shares of any other shareholder who shall have received such notice.

(2)           Partial redemption.  If the Corporation makes a partial redemption of the Class “I” shares, this redemption shall be made in proportion to the number of issued and outstanding Class “I” shares, ignoring fractional shares.  The Corporation shall, without charge, issue to each shareholder in question a new certificate representing the Class “I” shares which have not been redeemed.

(3)           Contents of the notice.  The notice shall specify the redemption date and the price per share at which the redemption shall take place, and, if the redemption applies only to part of the issued and outstanding Class “I” shares, the number of shares which are to be redeemed.  The notice shall also indicate the date, the time and the place as well as the procedure to be followed for the surrender of the certificate or certificates representing the shares which are to be redeemed and for the payment of the redemption price.

(4)           Adjustment of the stated capital account.  The Class “I” shares so redeemed unilaterally by the Corporation shall automatically be cancelled on the date of their redemption and the Corporation shall reduce the stated capital account of the Class “I” shares accordingly, pursuant to the Canada Business Corporations Act.

D.            RIGHT TO PURCHASE SHARES BY MUTUAL AGREEMENT

The Class “C”, “D”, “E”, “F”, “G”, “H” or “I” shares purchased by mutual consent shall automatically be cancelled on the date of their purchase and the Corporation shall reduce the stated capital account of the shares of the appropriate class accordingly, pursuant to the Canada Business Corporations Act.

SCHEDULE B

pertaining to

RESTRICTIONS ON THE TRANSFER OF SHARES

CONSENT OF THE DIRECTORS OR OF THE SHAREHOLDERS

No share issued by the Corporation may be transferred or assigned without the consent of:

(a)           either a majority of the directors, as evidenced by a resolution of the Board of Directors or by one (1) or more documents signed by a majority of the directors;

(b)           or a majority of the shareholders entitled to vote, as evidenced by a resolution of these shareholders or by one (1) or more documents signed by a majority of these shareholders.

This consent may validly be given after the transfer or assignment has been registered in the Corporate Records Book, in which case the transfer or assignment shall be valid and take effect retroactively on the date on which the transfer or assignment was recorded.

SCHEDULE C

pertaining to

OTHER PROVISIONS

1.             CLOSED COMPANY

The Corporation is a closed company as defined in section 5 of the Securities Act (R.S.Q., c. V-1.1 ), and, as such:

(a)           the number of shareholders of the Corporation is limited to fifty (50), exclusive of present or former employees of the Corporation or of a subsidiary; two (2) or more persons who jointly hold one (1) or more shares shall be counted as one (1) shareholder, and

(b)           any invitation to the public to subscribe for any securities is prohibited.

2.             BORROWING POWERS

In addition to the powers conferred by the articles, and without restricting the generality of the powers conferred upon the directors by section 189 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, the directors, if they see fit, and without having to obtain the authorization of the shareholders, may:

(c)           borrow money on the credit of the Corporation;

(d)           issue, reissue, sell or pledge debt obligations of the Corporation;

(e)           give a guarantee on behalf of the Corporation to secure the performance of an obligation of any person, subject to it being established that the Corporation is or will be able to pay its liabilities as they become due and or the realizable value of its assets will not be less than the aggregate of its liabilities and of its stated capital;

(f)            grant a hypothec or a mortgage, even a floating hypothec or charge, on all of the property, movable or immovable, present or future, corporeal or incorporeal, of the Corporation; and

(g)           delegate one (1) or more of the above-mentioned powers to a director, to an Executive Committee, to a committee of the Board of Directors or to an officer of the Corporation.

3.             UNANIMOUS SHAREHOLDER AGREEMENT

Where, pursuant to the articles or the By-laws of the Corporation or the law, a power, which must be exercised by the Board of Directors, has been withdrawn from the authority of the directors in order to be assumed by the shareholders pursuant to a unanimous shareholder agreement according to section 146 of the Canada Business Corporations Act, any reference, in the articles or the By-laws of the Corporation, to the exercise of such power by the Board of Directors shall be read as a reference to an exercise of this power by a meeting of the shareholders.